UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2012

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

 (Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2012, Lpath, Inc. (the “Company”) filed a Certificate of Change with the Nevada Secretary of State to effect a 1-for-7 reverse stock split of the Company’s Class A common stock. As a result of the reverse stock split, every seven shares of the Company’s issued and outstanding Class A common stock will be combined into one share of common stock; any fractional shares created by the reverse stock split will be rounded up to the nearest whole share.  The reverse stock split also reduces the Company’s authorized Class A common stock by the same ratio.  The reverse stock split will be effective as of 5:00 p.m. (PDT) on October 5, 2012.

The reverse stock split applies to the issuance of the Company’s Class A common stock pursuant to stock options, restricted stock units and warrants outstanding immediately prior to the effective date of the reverse stock split. The reverse split will reduce the number of shares of the Company’s Class A common stock outstanding from approximately 73.7 million shares to approximately 10.5 million shares, and the number of authorized shares of Class A common stock will be reduced from 200 million shares to approximately 28.6 million shares. The reverse stock split will have no effect on the Company’s authorized shares of preferred stock.

Each shareholder’s percentage ownership interest in the Company and the proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from rounding of fractional interests. The rights and privileges of the holders of our common stock are unaffected by the reverse stock split.

Beginning with the opening of trading on October 8, 2012, as a result of the reverse stock split, the Company’s Class A common stock will trade for twenty trading days with a “D” appended to the Company’s stock symbol. The Certificate of Change is filed as Exhibit 99.1 hereto.

Item 8.01              Other Information

On October 4, 2012, the Company issued a press release regarding the reverse stock split and its application to list its shares on the NASDAQ Capital Market.  A copy of a press release is furnished as Exhibit 99.2 hereto.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Certificate of Change of Lpath, Inc. filed October 3, 2012.
99.2	Press release of Lpath, Inc., dated October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: October 4, 2012	By:	/s/ Gary J. G. Atkinson
		Name:	Gary J.G. Atkinson
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Certificate of Change of Lpath, Inc. filed October 3, 2012.
99.2	Press release of Lpath, Inc., dated October 4, 2012.